Exhibit 99.06
                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)

                                         3 months ended September             9 months ended September
                                     -------------------------------   --------------------------------------
                                       2005      2004       % Change       2005        2004        % Change
                                       ----      ----       --------       ----        ----        --------

 Consolidated -
 Operating Revenues                   $4,379    $3,441        27.3%       $10,388     $9,182         13.1%
 Earnings Before Income Taxes          1,067       951        12.4%         2,002      1,916          4.5%
 Net Income                              722       645        12.1%         1,432      1,328          7.9%

 Alabama Power -
 Operating Revenues                   $1,458    $1,246        17.0%        $3,514     $3,265          7.6%
 Earnings Before Income Taxes            392       365         7.5%           711        701          1.4%
 Net Income Available to Common          236       220         7.4%           451        415          8.7%

 Georgia Power -
 Operating Revenues                   $2,219    $1,581        40.3%        $5,049     $4,134         22.1%
 Earnings Before Income Taxes            571       447        27.7%         1,050        931         12.7%
 Net Income Available to Common          355       287        23.6%           655        587         11.6%

 Gulf Power -
 Operating Revenues                     $344      $269        27.7%          $820       $725         13.0%
 Earnings Before Income Taxes             60        50        20.1%           116        107          8.7%
 Net Income Available to Common           37        32        16.6%            73         68          8.2%

 Mississippi Power -
 Operating Revenues                     $275      $259         6.5%          $739       $701          5.4%
 Earnings Before Income Taxes             46        58       -21.1%           116        126         -8.1%
 Net Income Available to Common           28        36       -21.4%            71         75         -5.7%

 Savannah Electric -
 Operating Revenues                     $153      $108        41.5%          $338       $271         24.5%
 Earnings Before Income Taxes             33        22        47.1%            47         38         26.1%
 Net Income Available to Common           20        13        46.8%            28         23         23.5%

 Southern Power -
 Operating Revenues                     $266      $189        40.6%          $568       $547          3.7%
 Earnings Before Income Taxes             64        61         6.0%           143        142          0.2%
 Net Income Available to Common           39        37         5.1%            88         87          0.7%



Notes
-----
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.